Exhibit 99.1

For Immediate Release

Hagerty Announces Secondary Offering of its Class A Common Stock

TRAVERSE CITY, Michigan, November 10, 2026 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) (“Hagerty”), a business that makes it easier and more enjoyable to be a driving enthusiast, announced that Hagerty Holding Corp. (“HHC” or the “Selling Stockholder”) intends to offer 9,000,000 shares of Hagerty’s Class A Common Stock in an underwritten secondary public offering. In connection with the offering, the Selling Stockholder also intends to grant the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of Hagerty’s Class A Common Stock.

Hagerty will not receive any proceeds from the sale of shares of its Class A Common Stock by the Selling Stockholder. The Selling Stockholder will bear the underwriting discount attributable to its sale of the Class A Common Stock, and Hagerty will bear the remaining expenses. HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the Kim Hagerty Revocable Trust, of a corresponding number of its HHC shares. J.P. Morgan and Wells Fargo Securities are acting as representatives of the underwriters and lead bookrunning managers of the offering.

Hagerty has filed a registration statement (including a prospectus) that has been declared effective with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents, including a prospectus supplement, when available, that Hagerty has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Hagerty, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or by email at WFScustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those relating to the offering, including the timing and size of the offering and the grant of the option to purchase additional shares. The words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain Hagerty’s insurance policyholders and paid Hagerty Drivers Club subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with Hagerty’s technology platforms or Hagerty’s use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products Hagerty offers; (vi) successfully implement the fronting arrangement consummated with Markel Group Inc. and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty’s wholly owned subsidiary, Hagerty Reinsurance Limited, assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow Group, Inc.’s private sale, auction, and financing strategies; (ix) complete acquisitions or investments on the expected terms or timeline, or at all, and realize the benefits of such acquisitions and investments, including expected earnings enhancements and synergies, including those anticipated from the recently completed acquisition of Bennetts Motorcycling Services Limited; (x) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xi) achieve Hagerty’s investment objectives and avoid losses in Hagerty’s investment portfolio; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with the numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 3.1 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.

For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor Contact: investor@hagerty.com

Hagerty Media Contact: press@hagerty.com

Category: Financial

Source: Hagerty